SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑     Definitive Proxy Statement
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MEDIACOM COMMUNICATIONS CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Copies of all communications to:
Robert L. Winikoff, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Proposal 1 – Election of Directors
Security Ownership of Management and Directors
Securities Owned by Certain Beneficial Owners
Equity Compensation Plan Information
Executive Compensation
Certain Relationships and Related Transactions
Report of the Audit Committee
Proposal 2 – Ratification of Appointment of Independent Auditors
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Delivery of Documents to Stockholders Sharing an Address
Other Matters
2009 Stockholder Proposals

MEDIACOM COMMUNICATIONS CORPORATION
100 Crystal Run Road
Middletown, New York 10941

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mediacom Communications Corporation:
     The 2008 Annual Meeting of Stockholders of Mediacom Communications Corporation will be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 2:00 p.m., local time, on Tuesday, June 17, 2008, for the following purposes:
1.	To elect seven directors to serve for a term of one year;

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
     The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on April 21, 2008. The accompanying proxy statement contains additional information regarding the matters to be acted on at the Annual Meeting.
By Order of the Board of Directors,
Joseph E. Young
Secretary
Middletown, New York
May 8, 2008

Whether or not you plan to attend the meeting, we urge you to vote your shares as described in the enclosed proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

MEDIACOM COMMUNICATIONS CORPORATION
100 Crystal Run Road
Middletown, New York 10941

PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
June 17, 2008

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
     This proxy statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of Mediacom Communications Corporation for the 2008 Annual Meeting of Stockholders to be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 2:00 p.m., local time, on Tuesday, June 17, 2008. We invite you to attend in person.
Distribution and Electronic Availability of Proxy Materials
     This year we are taking advantage of the new Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of our proxy materials, including our 2007 annual report, unless you specifically request such proxy materials to be sent to you. The Notice instructs you on how to access and review all of the important information contained in this proxy statement and the 2007 annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
     We plan to mail the Notice of Internet Availability of Proxy Materials to stockholders who hold their shares in street name on or about May 8, 2008 and to mail printed copies of our proxy materials to stockholders of record on or about May 12, 2008.
Voting Information
     Record date
     The record date for the Annual Meeting is April 21, 2008. You may vote all shares of our common stock that you owned as of the close of business on that date. On April 21, 2008, there were 68,195,689 shares of Class A common stock and 27,001,944 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote on each matter to be voted on at the Annual Meeting and each share of Class B common stock is entitled to ten votes.
     How to vote
     Stockholders of Record: If your shares are registered directly in your name (individually or as a joint holder) with our transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the stockholder of record, and our proxy materials are being sent to you directly by us. As a stockholder of record, you can vote your shares in person at the Annual Meeting or by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

     Beneficial Owner of Shares Held in Street Name: If your shares are held in a brokerage account or by another nominee, you are considered a beneficial owner of shares held in street name, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your brokerage firm or other nominee. The Notice will contain instructions regarding how to access our proxy materials and the voting instructions via the Internet. If you request that printed copies of our proxy materials be sent to you by mail, you can also vote by mail or telephone by following the instructions sent to you by your brokerage firm or other nominee. If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain a proxy from your brokerage firm or other nominee and bring it to the meeting.
     Revoking your proxy
     You can revoke your proxy at any time before your shares are voted at the meeting by: (i) sending a written notice to Joseph E. Young, Secretary, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941; (ii) submitting by mail, telephone or the Internet another proxy dated as of a later date; or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy.
     Voting Instructions
     If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.
     Withholding your vote, voting to “abstain” and “broker nonvotes”
     In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal. “Broker nonvotes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker nonvotes will not be counted for purposes of determining whether a proposal has been approved.
     Votes required to hold the Annual Meeting
     We need a majority of the voting power of our Class A common stock and Class B common stock outstanding on April 21, 2008 present, in person or by proxy, to hold the Annual Meeting.
     Votes required to elect directors and to adopt other proposals
     Directors will be elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of a majority of the voting power of our Class A common stock and Class B common stock, voting together as one class, that are present in person or by proxy at the Annual Meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2008.
     As of the record date, Rocco B. Commisso beneficially owned approximately 80.7% of the voting power of our Class A common stock and Class B common stock, voting together as one class. See “Security Ownership of Management and Directors” Accordingly, the affirmative vote of Mr. Commisso alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the Annual Meeting. We have been advised by Mr. Commisso that he intends to vote “FOR” all of the proposals set forth in the notice attached to this proxy statement.

     Other matters to be decided at the Annual Meeting
     If any matters were to properly come before the Annual Meeting that are not specifically set forth on your proxy and in this proxy statement, the persons appointed to vote the proxies would vote on such matters in accordance with their best judgment.
     Postponement or adjournment of the Annual Meeting
     If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and might be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.
Cost of Proxy Solicitation
     We will pay the expenses of the preparation of our proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

Proposal 1 – Election of Directors
     Seven directors will be elected at the Annual Meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and qualified. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to our Board of Directors unless instructed to the contrary.
     Each nominee is currently a director of our company. Rocco B. Commisso and Mark E. Stephan have been our directors since we were formed in November 1999 and were members of the executive committee of Mediacom LLC until our initial public offering in February 2000. Immediately prior to our initial public offering, we issued our common stock in exchange for all outstanding membership interests in Mediacom LLC. Accordingly, references to “we,” “our,” “us” and “predecessor” in the biographies that follow and elsewhere in this proxy statement for the periods prior to our initial public offering mean Mediacom LLC. Craig S. Mitchell, William S. Morris III, Thomas V. Reifenheiser, Natale S. Ricciardi and Robert L. Winikoff became our directors upon the completion of the initial public offering in February 2000.

Name of Nominee	Age	Principal Occupation and Business Experience
Rocco B. Commisso	58	Mr. Commisso has 30 years of experience with the cable television industry and has served as our Chairman and Chief Executive Officer since founding our predecessor company in July 1995. From 1986 to 1995, he served as Executive Vice President, Chief Financial Officer and a director of Cablevision Industries Corporation. Prior to that time, Mr. Commisso served as Senior Vice President of Royal Bank of Canada’s affiliate in the United States from 1981, where he founded and directed a specialized lending group to media and communications companies. Mr. Commisso began his association with the cable industry in 1978 at The Chase Manhattan Bank, where he managed the bank’s lending activities to communications firms including the cable industry. He serves on the board of directors and executive committees of the National Cable Television Association and Cable Television Laboratories, Inc., and on the board of directors of C-SPAN and the National Italian American Foundation. Mr. Commisso holds a Bachelor of Science in Industrial Engineering and a Master of Business Administration from Columbia University.

Craig S. Mitchell	49	Mr. Mitchell has held various management positions with Morris Communications Company LLC for more than the past five years. He currently serves as its Senior Vice President of Finance, Treasurer and Secretary and is also a member of its board of directors.

William S. Morris III	73	Mr. Morris has served as the Chairman and Chief Executive Officer of Morris Communications for more than the past five years. He was the Chairman of the board of directors of the Newspapers Association of America for 1999-2000.

Thomas V. Reifenheiser	72	Mr. Reifenheiser retired as Managing Director and Group Executive of the Global Media and Telecom Group of Chase Securities Inc. in September 2000. He joined Chase in 1963 and had been the Global Media and Telecom Group Executive since 1977. He also had been a member of the Management Committee of The Chase Manhattan Bank. Mr. Reifenheiser is a member of the board of directors of Cablevision Systems Corporation, Lamar Advertising Company and Citadel Broadcasting Corporation.

Name of Nominee	Age	Principal Occupation and Business Experience
Natale S. Ricciardi	59	Mr. Ricciardi has held various management positions with Pfizer Inc. for the past 36 years. Mr. Ricciardi joined Pfizer in 1972 and currently serves as Senior Vice President, Pfizer Inc. and President/Team Leader, Pfizer Global Manufacturing, with responsibility for all of Pfizer’s manufacturing and supply activities. He is a member of the Pfizer Executive Leadership Team.

Mark E. Stephan	51	Mr. Stephan has 21 years of experience with the cable television industry and has served as our Executive Vice President and Chief Financial Officer since July 2005. Prior to that time, he was Executive Vice President, Chief Financial Officer and Treasurer since November 2003, and our Senior Vice President, Chief Financial Officer and Treasurer since the commencement of our operations in March 1996. Before joining us, Mr. Stephan served as Vice President, Finance, for Cablevision Industries from July 1993. Prior to that time, he served as Manager of the telecommunications and media lending group of Royal Bank of Canada.

Robert L. Winikoff	61	Mr. Winikoff has been a partner of the law firm of Sonnenschein Nath & Rosenthal, LLP since August 2000. Prior thereto, he was a partner of the law firm of Cooperman Levitt Winikoff Lester & Newman, P.C. for 20 years. Sonnenschein Nath & Rosenthal, LLP currently serves as our outside general counsel, and prior to such representation, Cooperman Levitt Winikoff Lester & Newman, P.C. served as our outside general counsel from 1995.
     Morris Communications held membership interests in Mediacom LLC immediately prior to the initial public offering of our Class A common stock. These membership interests were exchanged for shares of our Class A Common Stock at the time of the initial public offering in February 2000. A letter, dated November 4, 1999, from Mediacom LLC to Morris Communications refers to an “understanding” regarding various matters concerning the formation of Mediacom Communications Corporation and its initial public offering, which was referred to as “the IPO entity” in the letter. That letter includes a paragraph that states that Morris Communications “shall have the right to designate (i) two seats on the IPO entity’s board of directors so long as it has at least 20% ownership interest in the IPO entity and (ii) one seat on the IPO entity’s board of directors so long as it has at least 10% ownership interest in the IPO entity.” At the time of the initial public offering, Morris Communications designated Messrs. Morris and Mitchell as its Board designees under the letter agreement. Messrs. Morris and Mitchell are being nominated for re-election to our Board at the Annual Meeting without reference to the designation right, if any, under the letter agreement.
Committees of the Board of Directors
     Our Board of Directors has an Audit Committee and a Compensation Committee. We are a “Controlled Company” (as defined in Rule 4350(c)(5) of The Nasdaq Stock Market) because Rocco B. Commisso holds approximately 80.7% of our voting power. As a “Controlled Company,” we are exempt from having an independent board of directors, an independent compensation committee and an independent nominating committee. Although we have an independent board of directors and an independent compensation committee, our Board has determined not to establish a nominating committee; nominees for election as directors are selected by our Board of Directors.
     Our Audit Committee consists of three directors, Thomas V. Reifenheiser (Chairman), Craig S. Mitchell and Natale S. Ricciardi. Our Board of Directors has determined that each member of our Audit Committee meets the Nasdaq Marketplace Rule definition of “independent” for audit committee purposes. Our Board of Directors has also determined that Thomas V. Reifenheiser meets the SEC definition of an “audit committee financial expert.” Information regarding our Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Report of the Audit Committee” below.

     Our Compensation Committee consists of three directors, Natale S. Ricciardi (Chairman), William S. Morris III and Thomas V. Reifenheiser. Our Board of Directors has determined that each member of our Compensation Committee meets the Nasdaq Marketplace Rule definition of “independent director” for compensation committee purposes. Each of the members of our Compensation Committee is an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Our Compensation Committee is responsible for approving the compensation for our chief executive officer and, based on recommendations made by our chief executive officer, approving the compensation of other executive officers. Our Compensation Committee also administers our 2003 Incentive Plan and 2001 Employee Stock Purchase Plan. Our Compensation Committee does not have a charter.
     Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any officer of our Company.
Meetings of the Board of Directors and Committees
     During 2007, there were seven meetings of our Board of Directors, six meetings of our Audit Committee and four meetings of our Compensation Committee. Each of our directors attended at least 75% of the meetings of the Board and the committees of the Board on which he served during 2007, except for Rocco B. Commisso and William S. Morris III.
Director Independence
     Our Board of Directors has determined that each of our non-employee directors (Messrs. Morris, Mitchell, Reifenheiser, Ricciardi and Winikoff), who collectively constitute a majority of our Board, meets the general independence criteria set forth in the Nasdaq Marketplace rules. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the case of Mr. Winikoff and the relationship between our company and Sonnenschein Nath & Rosenthal LLP (of which Mr. Winikoff is a partner) described below under “Certain Relationships and Related Transactions,” our Audit Committee determined that our relationship with Sonnenschein Nath & Rosenthal LLP did not cause Mr. Winikoff to fail to meet the general independence criteria set forth in the Nasdaq Marketplace rules.
Director Nominations and Qualifications
     As noted above, our Board of Directors has no nominating committee. Our Board has determined that given its relatively small size, and because there have historically been no vacancies on our Board, the function of a nominating committee could be performed by our Board as a whole without unduly burdening the duties and responsibilities of our Board members. Our Board does not currently have a charter or written policy with regard to the nominating process. The nominations of the directors standing for election at the 2008 Annual Meeting were unanimously approved by our Board of Directors.
     At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received nominations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for Board membership and should be addressed to: Mark E. Stephan, Executive Vice President and Chief Financial Officer, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, NY 10941. We do not intend to treat stockholder recommendations in any manner different from other recommendations.
     Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, our Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting us, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Executive Sessions of Independent Directors
     The independent members of our Board of Directors meet in executive session, without any employee directors or other members of management in attendance, each time the full Board convenes for a regularly scheduled meeting, and, if the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant.
Code of Ethics
     Our Audit Committee has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer. We have made the Code of Ethics available on our website at www.mediacomcc.com under the heading “Governance-Corporate Governance Documents” found under “About Us-Investor Relations.”
Stockholder Communication with Board Members
     We maintain corporate contact information, both telephone and electronic mail, for use by stockholders on our website (www.mediacomcc.com) under the heading “About Us — Investor Relations.” By following the “Investor Relations” link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder communication. In addition, communications received via telephone for our Board are forwarded to our Board by one of our officers.
Board Member Attendance at Annual Meetings
     Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All of our directors attended our 2007 annual meeting of stockholders.
The Board of Directors recommends a vote FOR the election of each of the director nominees named herein.

Security Ownership of Management and Directors
     The following table sets forth certain information regarding the ownership of our common stock as April 21, 2008 by:
•	each director;

•	each named executive officer in the summary compensation table in this proxy statement; and

•	all directors and executive officers as a group.
     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of April 21, 2008. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
     Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A common stock is based on 68,195,689 shares of Class A common stock outstanding and percentage of beneficial ownership of Class B common stock is based on 27,001,944 shares of Class B common stock outstanding. Unless otherwise indicated, the address of each beneficial owner of more than 5% of Class A or Class B common stock is Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941. Except as noted, no shares of common stock held by our directors or executive officers have been pledged.

	Class A Common Stock					Class B Common Stock
										Percent of
					Percent				Percent	Vote as a
Name of					of				of	Single
Beneficial Owner	Stock		Options(4)		Class	Stock		Options	Class	Class
Directors
Rocco B. Commisso	56,867	(1)	474,816	(5)	*	27,001,944	(6)	1,398,892	100.0%	80.7%
Mark E. Stephan	6,210		132,486		*	212,222	(7)	—	*	*
William S. Morris III	28,322,174	(2)	53,000		41.6%	—		—	—	8.4%
Craig S. Mitchell	28,408,674	(3)	63,000		41.7%	—		—	—	8.4%
Thomas V. Reifenheiser	22,500		53,000		*	—		—	—	*
Natale S. Ricciardi	22,500		53,000		*	—		—	—	*
Robert L. Winikoff	38,700		63,000		*	—		—	—	*

Named Executive Officers (8)
John G. Pascarelli	10,121		162,095		*	—		—	—	*
Italia Commisso Weinand	155,388		113,890		*	—		—	—	*
Joseph E. Young	4,639		118,500		*	—		—	—	*
All Executive Officers and Directors as a Group (13 persons)	28,773,007		1,586,604		43.4%	27,001,944		1,398,892	100.0%	88.8%

*	Represents beneficial ownership of less than 1%.

(1)	Represents 1,069 shares held by Mr. Commisso’s wife. Mr. Commisso disclaims beneficial ownership of these shares.

(2)	Includes 28,309,674 shares held by Shivers Investments, LLC, a subsidiary of Morris Communications. All of the shares held by Shivers Investment have been pledged. Mr. Morris and his spouse control Morris Communications. The address of Mr. Morris is c/o Morris Communications, 725 Broad Street, Augusta, Georgia 30901.

(3)	Includes 28,309,674 shares held by Shivers Investments that have been pledged. Mr. Mitchell is Senior Vice President of Finance, Treasurer and Secretary of Shivers Investments. Mr. Mitchell disclaims any beneficial ownership of the shares held by Shivers Investments. Includes 79,000 shares held by Mr. Mitchell that have been pledged. The address of Mr. Mitchell is c/o Morris Communications, 725 Broad Street, Augusta, Georgia 30901.

(4)	Represent options that are currently exercisable or will be exercisable within 60 days of the record date, April 21, 2008.

(5)	Includes 52,000 shares issuable upon exercise of options held by Mr. Commisso’s wife. Mr. Commisso disclaims beneficial ownership of these shares.

(6)	Includes 212,222 shares owned of record by other stockholders, for which Mr. Commisso holds an irrevocable proxy, representing all remaining shares of Class B common stock outstanding. Includes 3,000,000 shares held by Mr. Commisso that have been pledged.

(7)	Such beneficial owner has granted Mr. Commisso an irrevocable proxy with respect to such shares.

(8)	Excluding Rocco B. Commisso, our Chairman and Chief Executive Officer, and Mark E. Stephan, our Executive Vice President and Chief Financial Officer, who are named above.

Securities Owned by Certain Beneficial Owners
     The following table reports beneficial ownership of our common stock of the only persons known by us to beneficially own more than 5% of our common stock (other than Rocco B. Commisso) based on statements on Schedule 13G filed by these holders with the Securities and Exchange Commission.

	Number of
	Shares of Class A	Percent of	Percent of Vote
Name of Beneficial Owner	Common Stock	Class	As a Single Class
Shivers Investments, LLC(1)	28,309,674	41.5%	8.4%
Neuberger Berman Inc.(2)	10,609,659	15.6%	3.1%
Kingdon Capital Management, LLC(3)	4,509,616	6.6%	1.3%

(1)	Based on information contained in a Schedule 13G jointly filed by Morris Communications Holding Company, LLC, Shivers Trading & Operating Company, Shivers Investments, LLC, and William S. Morris III on February 14, 2008. Morris Communications Holding Company, LLC, Shivers Trading & Operating Company, and Shivers Investments, LLC have sole power to vote, or direct the disposition of, 28,309,674 shares of our Class A common stock, and William S. Morris III has sole power to vote, or direct the disposition of, 28,370,174 shares of our Class A common stock. The address of Shivers Investments, LLC is 725 Broad Street, Augusta, Georgia 30901.

(2)	Based on information contained in a Schedule 13G jointly filed by Neuberger Berman Inc. and Neuberger Berman, LLC on February 12, 2008, Neuberger Berman Inc. and Neuberger Berman, LLC have: (i) sole power to vote, or direct the vote of, 7,653,860 shares of our Class A common stock; and (ii) shared power to dispose, or direct the disposition of, 10,609,659 shares of our Class A common stock. The address of Neuberger Berman, Inc. and Neuberger Berman, LLC is 605 Third Avenue, New York, New York 10158.

(3)	Based on information contained in a Schedule 13G filed jointly by Kingdon Capital Management, LLC and Mark Kingdon on February 12, 2008, Kingdon Capital Management, LLC and Mark Kingdon have shared power to vote, or direct the disposition of, 4,509,616 shares of our Class A common stock. The address of Kingdon Capital Management LLC is 152 West 57th Street, New York, New York 10019.

Equity Compensation Plan Information
     The following table provides information as of December 31, 2007 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity plans.

	Number of Shares of		Number of Shares of Common
	Common Stock To		Stock Remaining Available for
	Be Issued upon	Weighted Average	Future Issuance under Equity
	Exercise of	Exercise Price of	Compensation Plans (Excluding
	Outstanding Options,	Outstanding Options,	Common Stock Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in First Numerical Column)
Equity compensation plans approved by security holders:

2001 Employee Stock Purchase Plan	—	n/a	958,808

2003 Incentive Plan	7,211,783 (1)	$12.82 (3)	13,483,742

Non-Employee Directors Equity Incentive Plan	237,500 (2)	$7.04 (3)	225,000

Equity compensation plans not approved by security holders	—	—	—

Total:	7,449,283		14,667,550

(1)	Represents (i) options to purchase 3,980,416 shares of Class A common stock, (ii) options to purchase 1,398,892 shares of Class B common stock, and (iii) 1,832,475 unvested restricted stock units of Class A common stock.

(2)	Represents (i) options to purchase 200,000 shares of Class A common stock and (ii) 37,500 unvested restricted stock units of Class A common stock.

(3)	Weighted-Average Exercise Price calculation does not include restricted stock units since they do not have an exercise price.

Executive Compensation
Compensation Discussion and Analysis
     Throughout this proxy statement, our Chief Executive Officer (the “CEO”), as well as the other individuals included in the Summary Compensation Table on page 17, are referred to as the “named executive officers”.
Overview of Our Compensation Program Philosophy and Process
     To maximize stockholders’ returns, we believe we have to attract, motivate, and retain highly-skilled and effective executives who can achieve long-term success in an increasingly competitive business environment. Our executive compensation program is based upon the following objectives:
•	reward executives for achieving our financial, operational and strategic goals;

•	align executive and stockholder interests through long-term equity plans; and

•	provide a compensation package that recognizes individual contributions as well as our overall business results.
     The Compensation Committee (the “Committee”) of the Board of Directors has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executive officers. Its members are “independent directors” (as defined under NASDAQ Stock Market rules) and “outside directors” (as defined in Section 162(m) of the Internal Revenue Code).
     Compensation decisions are usually made early in the fiscal year. The Committee evaluates our financial and operational performance for the prior fiscal year and determines annual bonus and equity incentive awards of our named executive officers with respect to that performance. In determining the appropriate balance between annual bonuses and equity incentive awards, the Committee considers our historical compensation structures and the competitive market conditions we face to recruit and retain senior management. Also at these meetings, base salaries and target and maximum annual bonus and equity incentive awards, together with their corresponding financial and operational goals, are approved for the current fiscal year.
     Compensation for each of the named executive officers other than the CEO is approved by the Committee in consultation with the CEO and is based on the CEO’s recommendations. These named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.
     Subsequent to the approval of compensation for the other named executive officers, the Committee evaluates the performance of the CEO separately and determines CEO compensation in light of the goals and objectives of our compensation program. The Committee used compensation consultants in 2003 to advise and make recommendations regarding CEO compensation, with such recommendations forming a basis from which the Committee has made decisions regarding CEO compensation. In April 2008, the Committee engaged a compensation consultant to review CEO compensation and to ensure that the Committee has contemporary data to factor into future CEO compensation plans.
Elements Used to Achieve Compensation Objectives
     Our executive compensation program is designed to provide a balanced mix of fixed and at-risk compensation that is weighted towards variable components tied to the achievement of specific financial and operational goals. To that end, the principal components of our named executive officers’ compensation are:
•	base salary;

•	annual bonus awards tied to specific goals; and

•	equity incentive awards in the form of restricted stock units (RSUs) and stock options, also based on attainment of specific goals.

     The Committee gives more weight toward the performance-based components of annual bonus and equity incentive awards when it determines the CEO’s compensation.
Link Compensation to Performance
     The compensation program provides for bonus and equity incentive awards that are linked to annual performance. The objective is to compensate individuals annually based on the achievement of specific annual goals that the Committee believes contribute to the growth of long-term stockholder value. As detailed below in the discussions regarding bonus and equity incentive compensation, the Committee determines target and maximum compensation levels that correspond to performance goals.
     For 2007, the Committee established the following target performance goals: (i) annual growth rates for revenues and adjusted OIBDA (defined below) equal to the midpoint of our external guidance for the year of 8.5% and 7.5%, respectively; (ii) annual revenue generating unit (“RGU”) additions (the sum of basic subscribers and digital, data and phone customers) of 190,000; and (iii) other specified operational goals, mainly in the areas of product extensions, new product launches, network and other infrastructure enhancements, and customer service and cost control initiatives, that were reasonably achievable. Maximum performance goals for 2007 were set by the Committee for revenues, adjusted OIBDA and RGU additions at levels meaningfully higher than target and represented stretch performance goals. Among these measures, the Committee placed greater importance on adjusted OIBDA growth because it believes it is the most critical component in determining performance.
     In evaluating our 2007 performance, and taking into account the difficult operating environment, the Committee determined that overall we fell short of our target performance goals. Consequently, the Committee established an incentive compensation level of about 80% of target.
     Definition of Adjusted OIBDA. Adjusted OIBDA, which is a non-GAAP financial measure, is defined as operating income before depreciation and amortization and non-cash, share-based compensation. It excludes the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our business and intangible assets recognized in acquisitions we have made. Our Board and the Committee use this measure in evaluating our overall financial performance, and management uses it to evaluate our financial performance across our markets and to allocate resources and capital. We believe that adjusted OIBDA is also useful to investors because it provides them a measure that can be used to analyze value and compare companies in our industry, which may have different depreciation and amortization policies as well as different non-cash, share based compensation programs.
Annual Cash Compensation
     Base salary. Base salaries provide an underlying level of compensation security to executives and allow us to attract competent executive talent and maintain a stable management team. Base salaries reflect the executive’s position and role, with some variation for individual factors such as experience and performance. Decisions regarding salary increases primarily take into account the executive’s current and past salary, the executive’s performance, any increase in the executive’s duties and responsibilities and the levels of achievement of our overall performance goals. Base salaries are reviewed annually; however, the Committee uses its discretion in determining if an increase in base salary is warranted in light of all circumstances.
     As discussed above, with the assistance of a compensation consultant, the Committee is reviewing our CEO’s 2008 compensation. Pending completion of this review, the Committee has determined that the CEO’s current salary of $850,000 will not change at this time. The CEO’s salary has been the same dollar amount since the beginning of 2006.
     Effective in January 2008, each of the following named executive officers received a salary increase: Mr. Stephan, a $20,000 increase to $350,000; Mr. Pascarelli, a $15,000 increase to $335,000; and Ms. Commisso Weinand and Mr. Young, each a $10,000 increase to $255,000.

     Bonus. Our cash bonus plan provides a variable element to annual cash compensation that is tied to the achievement of specified financial and operating results. This plan puts a significant amount of annual cash compensation at risk and provides our executives with a bonus opportunity that recognizes their senior level responsibilities and duties, and the competitive environment in which we must recruit and retain our senior management.
     In determining Mr. Commisso’s annual bonus, the Committee takes into account his responsibilities as both our Chairman and CEO. For 2007, the Committee established target and maximum bonus awards for Mr. Commisso of 75% and 150%, respectively (expressed as a percentage of 2007 base salary). Based on its evaluation, the Committee approved a bonus of $510,000, which represented 60% of Mr. Commisso’s 2007 base salary.
     For 2007, the Committee established target and maximum bonus awards for our other named executive officers of 30% and 45%, respectively (expressed as a percentage of 2007 base salary). Based on its evaluation, the Committee approved for each of such named officers a dollar amount equal to 24% of his or her respective 2007 base salary.
     The annual cash bonuses awarded to the named executive officers for 2007 (and paid in March 2008) are shown in the Summary Compensation Table on page 17, under the column heading, “Non-Equity Incentive Plan Compensation.”
Equity Incentive Compensation
     Stock options and RSUs. Our equity incentive compensation is designed to ensure that our named executive officers have a continuing stake in our long-term success and to align their interests with those of stockholders. By using a combination of stock options and RSUs that vest over time, we believe we can effectively balance our dual objectives of focusing the named executive officers on delivering long-term value to our stockholders, and rewarding the executives for their performance.
     RSUs in combination with stock options promote our goal of retention, as well as provide a direct alignment to our share price and our stockholders. Because each RSU is equal in value to a share of our Class A common stock, the units will always have value, subject to the satisfaction of vesting requirements. In this regard, RSUs serve both to reward and retain our executives. In contrast, stock options act as a motivational tool because they only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date and are an effective compensation element only if the stock price grows over the term of the award. The Committee believes that the combination of RSU’s and stock options, together with their multi-year vesting requirements, not only encourages executive retention, but also instills in them a longer-term perspective.
     For 2007, the Committee established target and maximum equity awards for Mr. Commisso of 185% and 270%, respectively (expressed as a percentage of 2007 base salary). Based on its evaluation, and using the fair value of the equity awards at the time of such evaluation, the Committee approved a 2007 equity award for Mr. Commisso equal to 148% of his 2007 base salary.
     For 2007, the Committee established target and maximum equity awards for our other named executive officers, as follows (expressed as a percentage of 2007 base salary): Messrs. Stephan and Pascarelli, 90% and 135%; and Ms. Commisso Weinand and Mr. Young, 70% and 105%, respectively. Based on its evaluation, using the fair value of the equity awards at the time of such evaluation, the Committee approved 2007 equity awards for these executives, as follows: Messrs. Stephan, and Pascarelli, each at 72% of their respective 2007 base salaries; and Ms. Commisso Weinand and Mr. Young, each at 56% of their respective 2007 base salaries.

     The following table details the grant date fair value of the stock option and RSU awards granted to our named executive officers in February and March 2008 for the 2007 fiscal year, and those granted in March 2007 for the 2006 fiscal year:

	Equity-Based Incentive Compensation
Name of Executive	For Fiscal 2007(1)	For Fiscal 2006(2)
Rocco B. Commisso	$1,237,697	$1,816,860
Mark E. Stephan	238,570	275,600
John G. Pascarelli	229,816	275,600
Italia Commisso Weinand	137,895	199,320
Joseph E. Young	137,895	199,320

(1)	Represents grant date fair value of stock option and RSUs awards granted in February and March 2008, as follows: Mr. Commisso received 324,000 stock options and 129,000 RSUs; Mr. Stephan received 59,000 stock options and 25,000 RSUs; Mr. Pascarelli received 57,000 stock options and 24,000 RSUs; and Ms. Commisso Weinand and Mr. Young each received 35,000 stock options and 14,000 RSUs.

(2)	Represents grant date fair value of stock option and RSUs awards granted in March 2007, which are shown in the Grants in 2007 of Plan-Based Awards table on page 18.
     The stock options granted in February and March 2008 and March 2007 become exercisable in three equal annual installments, in the case of Mr. Commisso, and in four equal annual installments, in the case of the other named executives, beginning one year after the grant date, and have a maximum ten-year term. Each RSU granted will vest and convert into one share of our Class A common stock in three equal annual installments, in the case of Mr. Commisso, and in four equal annual installments, in the case of the other named executives, beginning one year after the grant date. In recognition of Mr. Commisso’s dual roles of Chairman and CEO, the Committee has traditionally approved a vesting schedule that is one-year shorter than the vesting schedules of our other named executive officers.
     Refer to the Option and RSU Awards sections under Potential Payments Upon Termination or Change of Control found below for vesting rights and forfeiture conditions with respect to the named executive officers’ stock options and RSUs.
     Policies Regarding Hedging. Our policy prohibits any named executive officer from buying or selling any company securities or options or derivatives with respect to company securities without obtaining prior approval from our General Counsel, Chief Financial Officer and, when appropriate, outside counsel. This assures that the executives will not trade in our securities at a time when in possession of inside information. We do not have a policy that specifically prohibits our named executive officers from hedging the economic risk of stock ownership in the company. However, federal securities laws prohibit our named executive officers from engaging in short sales of our common stock.
Retirement and Other Benefits
     We have no retirement benefit program for the named executive officers except for our 401(k) program that is available to all of our employees. Our executives also may participate in health and welfare programs generally available to all of our employees, including medical and dental coverage, flexible spending accounts and other similar benefit programs.
Perquisites and Other Personal Benefits
     We provide named executive officers with limited perquisites that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

     Mr. Commisso is entitled to an amount of up to $100,000 to cover his choice of perquisites and fringe benefits, which can include; (i) automobile allowance; (ii) country club or other membership allowance; (iii) personal estate, tax or financial planning allowance; (iv) company aircraft allowance; and (v) any tax liability reimbursement that results from the use of the foregoing allowances. The named executive officers are provided the use of company automobiles, or are otherwise given equal value. These amounts are included in the Summary Compensation Table on page 17.
Tax Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of compensation in excess of $1 million are deductible only if they meet certain requirements. While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the company’s executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, we may enter into compensation arrangements under which payments are not deductible under Section 162(m). A portion of Mr. Commisso’s compensation will be non-deductible under Section 162(m).
Report of the Compensation Committee
     We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the Compensation Discussion and Analysis section. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
Natale S. Ricciardi (Chairman)
William S. Morris III
Thomas V. Reifenheiser

Summary Compensation Table(1)

					Non Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
Rocco B. Commisso	2007	$850,000	$376,638	$689,350	$510,000	$80,041	$2,506,029
Chairman and	2006	$850,000	$110,211	$1,045,159	$892,500	$74,866	$2,972,736
Chief Executive Officer
Mark E. Stephan	2007	$330,000	$220,396	$109,056	$79,000	$17,500	$755,952
Executive Vice President and	2006	$295,000	$190,339	$104,725	$120,000	$17,500	$727,564
Chief Financial Officer
John G. Pascarelli	2007	$320,000	$220,396	$109,056	$77,000	$11,750	$738,202
Executive Vice President, Operations	2006	$285,000	$190,339	$103,342	$110,000	$11,750	$700,431
Italia Commisso Weinand	2007	$245,000	$168,684	$78,150	$59,000	$15,171	$566,005
Senior Vice President,	2006	$230,000	$146,142	$76,760	$80,000	$13,929	$546,831
Programming and Human Resources
Joseph E. Young	2007	$245,000	$168,684	$78,150	$59,000	$9,000	$559,834
Senior Vice President,	2006	$230,000	$146,142	$127,367	$80,000	$8,750	$592,259
General Counsel and Secretary

(1)	No bonus awards were made except for performance-based bonus awards under Non-Equity Incentive Plan Compensation. We have no pension or deferred compensation plans other than our 401(k) plan.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year for the fair value of restricted stock units (“RSUs”) granted in 2007 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of the RSUs was calculated using the closing price of our Class A common stock on the date of grant. For additional information, refer to note 8 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the Grants of Plan-Based Awards Table below for information on stock awards made in 2007. Amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year for the fair value of stock options granted in 2007 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2007 grants, refer to note 8 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2007, refer to the note on Stockholders’ Equity of our financial statements in the Form 10-K for the respective fiscal year. See the Grants of Plan-Based Awards Table below for information on options granted in 2007. Amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(4)	Amounts in this column represent annual performance-based bonuses earned in 2007 by the named executive officers under our 2007 cash bonus plan and paid in March 2008.

(5)	This column includes: (a) payments for company-leased automobiles or allowance for personal car use for the named executive officers other than the CEO (Mr. Stephan, $10,000; Mr. Pascarelli, $11,750; Ms. Commisso Weinand, $12,750; and Mr. Young, $9,000); (b) company matching contributions to the 401(k) plan (Mr. Stephan, $7,500; and Ms. Commisso Weinand, $2,421); and (c) perquisites and other payments for Mr. Commisso, comprising transportation related allowance ($30,537); personal tax preparation allowance ($11,320); country club fees and dues allowance ($9,717); and a reimbursement covering the tax liability for such perquisites ($28,467). The amount shown in the “All Other Compensation” column was incurred in 2007.

Grants in 2007 of Plan-Based Awards
     The table below provides information about equity and non-equity awards granted to our named executive officers in 2007, as follows: (i) the grant date for equity awards; (ii) the estimated future payouts under non-equity incentive plan awards; (iii) all other stock awards, which comprise the number of RSUs; (iv) all other option awards, which comprise the number of shares underlying stock options; (v) the exercise price of the stock option awards, which reflects the closing price of our Class A common stock on the date of grant; and (vi) the grant date fair value of each equity award computed under SFAS 123R.

					All Other	All Other
					Stock	Option
					Awards:	Awards:		Grant Date
		Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non Equity Incentive Plan			Shares of	Securities	Base Price	of Stock and
	Grant	Awards(1)			Stock or	Underlying	of Option	Option
Name of Executive	Date	Threshold	Target	Maximum	Units(2)	Options(3)	Awards(4)	Awards(5)
Rocco B. Commisso	—	$—	$637,500	$1,275,000	—	—	$—	$—
	3/22/07	—	—	—	111,000	—	8.02	890,220
	3/22/07	—	—	—	—	264,000	8.02	926,640
Mark E. Stephan	—	$—	$99,000	$148,500	—	—	$—	$—
	2/23/07	—	—	—	16,000	—	8.00	128,000
	2/23/07	—	—	—	—	40,000	8.00	147,600
John G. Pascarelli	—	$—	$96,000	$144,000	—	—	$—	$—
	2/23/07	—	—	—	16,000	—	8.00	128,000
	2/23/07	—	—	—	—	40,000	8.00	147,600
Italia Commisso	—	$—	$73,500	$110,250	—	—	$—	$—
Weinand	2/23/07	—	—	—	12,000	—	8.00	96,000
	2/23/07	—	—	—	—	28,000	8.00	103,320
Joseph E. Young	—	$—	$73,500	$110,250	—	—	$—	$—
	2/23/07	—	—	—	12,000	—	8.00	96,000
	2/23/07	—	—	—	—	28,000	8.00	103,320

(1)	Represents estimated annual performance-based bonus awards for the named executive officers under our 2007 cash bonus plan. The actual amounts earned with respect to these bonuses for 2007 are included in the Summary Compensation Table for 2007 under the “Non-Equity Incentive Plan Compensation” column. Bonus amounts in 2007 were determined based on the achievement of specified financial and operational objectives as described in the CD&A. There is no specific threshold payout amounts specified in our non-equity incentive plan because each performance variable that factors into our compensation plan could generate a cash bonus.

(2)	Represents a RSU that upon vesting converts into one share of our Class A common stock. Such grants to our named executive officers were made under our 2003 Incentive Plan. For Mr. Commisso, the RSUs subject to each award will vest in three equal installments, beginning on March 22, 2008. For the other named executives, the RSUs subject to each award will vest equally over a four year period, beginning on February 23, 2008.

(3)	Represents shares of our Class A common stock underlying stock option awards granted to our named executive officers under our 2003 Incentive Plan. For Mr. Commisso, the options subject to each award will vest in three equal installments, beginning on March 22, 2008. For the other named executives, the options subject to each award will vest equally over a four year period, beginning on February 23, 2008.

(4)	This column shows the exercise price for the stock options granted, which was the closing price of our Class A common stock on the grant date.

(5)	This column shows the full grant date fair value of RSUs and stock options under SFAS 123R granted to the named executive officers in 2007. For RSUs, fair value is calculated using the closing price of our Class A common stock on the grant date of $8.02 for Mr. Commisso and $8.00 for the other named executive officers. For stock options, fair value is calculated using the Black-Scholes value on the grant date of $3.51 for Mr. Commisso and $3.69 for the other named executive officers. The fair value shown for stock awards and option awards are determined in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 8 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC.

Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table provides information on the holdings of option and stock awards by the named executive officers as of December 31, 2007. This table includes unexercised and unvested option awards and unvested RSUs. The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of the stock awards is based on the closing price of our Class A common stock as of December 31, 2007, which was $4.59.

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying				Number of		Market Value of
	Unexercised		Unexercised				Shares or Units		Share or Units of
	Options		Options		Option Exercise	Option	of Stock That		Stock That Have
Name of Executive	Exercisable		Unexcercisable		Price	Expiration Date	Have Not Vested		Not Vested
Rocco B. Commisso	—		264,000	(1)(4)	$8.02	3/21/17	111,000	(1)(13)	$509,490
	48,333	(1)	96,667	(1)(5)	5.83	3/30/12	50,000	(1)(14)	229,500
	200,000	(1)	100,000	(1)(6)	6.29	3/9/11	—		—
	450,000	(2)	—		8.80	12/30/13	—		—
	987,041	(3)	—		19.00	2/3/10	—		—
Mark E. Stephan	—		40,000	(1)(7)	$8.00	2/22/17	16,000	(1)(15)	$73,440
	7,500	(1)	22,500	(1)(8)	5.66	3/1/12	9,000	(1)(16)	41,310
	15,000	(1)	15,000	(1)(9)	5.42	2/24/11	130,000	(1)(17)	596,700
	20,000	(1)	—		8.02	2/25/14	—		—
	40,000	(1)	—		7.58	11/28/13	—		—
	20,000	(1)	—		17.75	2/26/11	—		—
	4,986	(1)	—		19.00	2/3/10	—		—
John G. Pascarelli	—		40,000	(1)(7)	$8.00	2/22/17	16,000	(1)(15)	$73,440
	7,500	(1)	22,500	(1)(8)	5.66	3/1/12	9,000	(1)(16)	41,310
	15,000	(1)	15,000	(1)(9)	5.42	2/24/11	130,000	(1)(17)	596,700
	20,000	(1)	—		8.02	2/25/14	—		—
	40,000	(1)	—		7.58	11/28/13	—		—
	15,000	(1)	—		17.75	2/26/11	—		—
	39,595	(1)	—		19.00	2/3/10	—		—
Italia Commisso	—		28,000	(1)(10)	$8.00	2/22/17	12,000	(1)(18)	$55,080
Weinand	5,000	(1)	15,000	(1)(11)	5.66	3/1/12	6,750	(1)(19)	30,983
	11,000	(1)	11,000	(1)(12)	5.42	2/24/11	100,000	(1)(20)	459,000
	15,000	(1)	—		8.02	2/25/14	—		—
	30,000	(1)	—		7.58	11/28/13	—		—
	15,000	(1)	—		17.75	2/26/11	—		—
	20,390	(1)	—		19.00	2/3/10	—		—
Joseph E. Young	—		28,000	(1)(10)	$8.00	2/22/17	12,000	(1)(18)	$55,080
	5,000	(1)	15,000	(1)(11)	5.66	3/1/12	6,750	(1)(19)	30,983
	11,000	(1)	11,000	(1)(12)	5.42	2/24/11	100,000	(1)(20)	459,000
	15,000	(1)	—		8.02	2/25/14	—		—
	30,000	(1)	—		7.58	11/28/13	—		—
	40,000	(1)	—		15.20	11/26/11	—		—

(1)	Represents underlying shares of Class A common stock.

(2)	Represents underlying shares of Class B common stock, which were granted to Mr. Commisso pursuant to his employment agreement.

(3)	Represents 38,149 shares of Class A common stock and 948,892 shares of Class B common stock; the shares of Class B common stock were granted to Mr. Commisso as part of our initial public offering in 2000.

(4)	88,000 shares underlying the option vest on each of March 22, 2008, 2009 and 2010.

(5)	48,333 shares underlying the option vest on March 30, 2008 and 48,334 vest on March 30, 2009.

(6)	100,000 shares underlying the option vest on March 9, 2008.

(7)	10,000 shares underlying the option vest on each of February 23, 2008, 2009, 2010 and 2011.

(8)	7,500 shares underlying the option vest on each of March 1, 2008, 2009 and 2010.

(9)	7,500 shares underlying the option vest on each of February 24, 2008, and 2009.

(10)	7,000 shares underlying the option vest on each of February 23, 2008, 2009, 2010 and 2011.

(11)	5,000 shares underlying the option vest on each of March 1, 2008, 2009 and 2010.

(12)	5,500 shares underlying the option vest on each of February 24, 2008 and 2009.

(13)	37,000 of the shares subject to the RSU award vest on each of March 22, 2008, 2009 and 2010.

(14)	25,000 of the shares subject to the RSU award vest on each of March 30, 2008 and 2009.

(15)	4,000 of the shares subject to the RSU award vest on each of February 23, 2008, 2009, 2010 and 2011.

(16)	3,000 of the shares subject to the RSU award vest on each of March 1, 2008, 2009 and 2010.

(17)	130,000 of the shares subject to the RSU award vest on February 24, 2009.

(18)	3,000 of the shares subject to the award vest on February 23, 2008, 2009, 2010 and 2011.

(19)	2,250 of the shares subject to the RSU award vest on each of March 1, 2008, 2009 and 2010.

(20)	100,000 of the shares subject to the RSU award vest on February 24, 2009.
Agreements with Our Named Executive Officers
     The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this proxy statement.
Employment Agreement with Mr. Commisso
     As of December 28, 2003, we entered into an employment arrangement with Rocco B. Commisso, which provided for an annual base salary of $800,000. In 2006, the Committee approved an increase to his salary to $850,000, effective January 1, 2006. Mr. Commisso is entitled to: (i) participate in all compensation plans, insurance programs, and other benefit plans, which we generally make available to our employees; and (ii) an annual amount of up to $100,000 to cover allowances for, and reimbursements of, perquisites and fringe benefits of his choice. In addition, in the event of his permanent disability or death, Mr. Commisso or his estate will receive a payment of $4,000,000: in the event of his permanent disability, such payment would be payable over two years in equal monthly installments, reduced by any payments made to him under our disability plans or programs.
Employment Agreements with Other Named Executive Officers
     Mark E. Stephan, John G. Pascarelli, Italia Commisso Weinand, and Joseph E. Young have entered into employment arrangements setting forth the terms of their at-will employment with us. Each of the employment arrangements provides that if we terminate the employee’s employment without cause, the employee is entitled to a severance payment equal to six months of base salary and precludes the employee from competing with us for a period of three years following termination.
Potential Payments Upon Termination or Change in Control
     This section describes the payments and benefits that our named executive officers would have been entitled to had their employment been terminated under the circumstances described below on December 31, 2007.
     Cash Payments. Our annual cash bonus policy provides that employees, including our named executive officers, will receive their annual bonuses if they are employed with us on the date the bonus is paid. Because this section assumes that the termination of employment of our named executive officers occurred on December 31, 2007, the description of potential payments due upon a termination does not include those bonus amounts in respect of 2007.
     In the event of his permanent disability or death, Mr. Commisso or his estate will receive a payment of $4,000,000, subject to the terms and conditions noted above in his employment agreement.
     In the event the named executive officers other than Mr. Commisso are terminated without cause, each is entitled to a severance payment equal to six months of base salary, as follows: Mr. Stephan, $165,000; Mr. Pascarelli, $160,000; and Ms. Commisso Weinand and Mr. Young, each $122,500.

     Option and RSU Awards. Options and RSUs become fully vested in the event the named executive officer terminates employment on account of death or disability, or in the event that, within one year following a change in control, the named executive officer other than Mr. Commisso terminates employment at a time when Mr. Commisso is not our CEO and the termination is initiated by the executive for good reason (as described below) or is initiated by us for reasons other than for cause. Options and RSUs for Mr. Commisso become fully vested in the event that, within one year following a change in control, he terminates his employment for good reason or is initiated by us for reasons other than for cause. The vesting of options and RSUs is partially accelerated in the event the named executive officer is terminated by us other than for cause or terminates voluntarily for good reason. The number of options and RSUs affected by such accelerated vesting is the number that would vest on the next regularly scheduled vesting date, pro rated for the portion of the period since the most recent prior regularly scheduled vesting date that elapsed prior to the termination.
     Under the option and RSU agreements, “good reason” includes a reduction in salary, adverse change in responsibilities or authority, required relocation of more than 40 miles or discontinuance or other change in a bonus, incentive or benefit plan that does or could adversely affect the executive.
     The table below shows the intrinsic value as of December 31, 2007, of equity awards for which vesting would have been accelerated as result of termination or change of control. Intrinsic value was based on the closing market price of our Class A common stock, minus, in the case of stock options, the exercise price. On December 31, 2007, the closing market share price of our Class A common stock was $4.59.

	Upon Death/Disability/Change in Control
	Termination(1)		Without Cause or for Good Reason
Name of Executive	Stock Options	RSUs	Stock Options	RSUs
Rocco B. Commisso	$—	$738,990	$—	$218,912
Mark E. Stephan	—	711,450	—	452,197
John G. Pascarelli	—	711,450	—	452,197
Italia Commisso Weinand	—	545,063	—	347,322
Joseph E. Young	—	545,063	—	347,322

(1)	Please see the above Option and RSU Awards for the conditions for accelerated vesting in a change of control termination.
     Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the company’s stock price.
Director Compensation for 2007
     Each non-employee director receives a $30,000 annual retainer, and the Chairs of the Audit and Compensation Committees receive additional annual retainers of $15,000 and $10,000, respectively. Non-employee directors are reimbursed for travel expenses for meetings attended. Directors who are our employees do not receive any fees for their services as directors.

     The following table sets forth specified information regarding the compensation for 2007 of our non-employee directors:

	Fees Earned or
Name of Director	Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total
Craig S. Mitchell, William S. Morris III, Robert L. Winikoff	$30,000	$34,757	$30,987	$95,744
Thomas V. Reifenheiser	45,000	34,757	30,987	110,744
Natale S. Ricciardi	40,000	34,757	30,987	105,744

(1)	This column represents all cash retainers earned by our non-employee directors with respect to their service in 2007.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of RSUs granted in 2007 as well as prior fiscal years in accordance with SFAS 123R. Fair values were calculated using the Class A common stock closing price on the date of grant and multiplying it by the number of shares subject to the grant. Amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the non-employee directors.

For 2007, each of the non-employee directors received 7,500 RSUs, which had a grant date fair value of $33,000 and vest equally over a two-year period commencing on March 26, 2008. As of December 31, 2007, each of our non-employee directors had 7,500 RSUs with respect to shares of Class A common stock.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted in 2007 as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to the 2007 grants, refer to note 8 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2007, refer to the note on Stockholders’ Equity of our financial statements in the Form 10-K for the respective fiscal year. Amounts in this column reflect the company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the non-employee directors.

For 2007, each of the non-employee directors received an option grant representing 15,000 shares of Class A common stock, which had a grant date fair value of $31,800 and vest equally over a two-year period commencing on March 26, 2008. As of December 31, 2007, Messrs. Mitchell and Winikoff each had outstanding option awards for 78,000 shares and Messrs. Morris, Ricciardi and Reifenheiser each had outstanding option awards for 68,000 shares. All of these option awards are for Class A common shares.
Certain Relationships and Related Transactions
Policy and Procedures with Respect to Related Person Transactions
     Our Board of Directors has adopted a written policy with respect to related person transactions that is designed to monitor and ensure the proper review, approval, ratification and disclosure of related person transactions involving our company. Our Board of Directors determined that the Audit Committee is the appropriate committee to review, approve and ratify any transaction in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) we are a participant; and (iii) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Our Audit Committee has determined that certain transactions shall be deemed pre-approved by the Committee even if the amount involved will exceed $120,000. Such transactions include: (i) employment of executive officers; (ii) director compensation; and (iii) certain transactions with other companies when the related person has only a specified limited relationship with such other company and the aggregate amount received by that company does not exceed the greater of $200,000 or 5% of that company’s total annual revenues.
Related Person Transactions
     Robert L. Winikoff, a member of our Board of Directors, is a partner of the law firm of Sonnenschein Nath & Rosenthal LLP, which serves as our outside general counsel. During 2007, we paid legal fees to Sonnenschein Nath & Rosenthal LLP in the amount of approximately $1,200,000.

Report of the Audit Committee
     The functions of our Audit Committee (the “Committee”) are focused on three areas:
•	the adequacy of the Company’s internal controls and financial reporting process and the reliability of our financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent auditors; and

•	our compliance with legal and regulatory requirements.
     We operate under a written charter which has been approved by the Board of Directors. The Company has made the Audit Committee charter available on its website at www.mediacomcc.com under the heading “Governance — Corporate Governance Documents” found under “About Us — Investor Relations.”
     We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate financial personnel. We regularly (including during the course of each meeting of the Committee) meet privately with both the independent auditors and the Company’s financial personnel, each of whom has unrestricted access to us. We also appoint the independent auditors and review their performance and independence from management. In addition, we review the Company’s financing plans.
     Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants.
     In this context, we held six meetings during 2007. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent accountants for fiscal year 2007, PricewaterhouseCoopers LLP. We discussed with the independent accountants the overall scope and plans for their audit. We also met with the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. We reviewed and discussed with the independent accountants the Company’s compliance in establishing and maintaining an adequate internal control structure and procedures for financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.
     We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management and PricewaterhouseCoopers LLP.
     We also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).
     The Company’s independent accountants also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent accountants their independence from the Company. When considering PricewaterhouseCoopers LLP’s independence, the Committee considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.
Members of the Audit Committee
Thomas V. Reifenheiser (Chairman)
Craig S. Mitchell
Natale S. Ricciardi

Proposal 2 – Ratification of Appointment of Independent Auditors
     The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditors for the 2008 fiscal year. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment.
     A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting and will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Fees
     Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are as follows:

	2007	2006
Audit Fees	$1,300,000	$1,410,000
Audit-Related Fees	85,000	110,000
Tax Fees	—	—
All Other Fees	—	—

	$1,385,000	$1,520,000

     Audit fees are principally for services rendered to us in connection with the annual audit of our consolidated financial statements, quarterly reviews of interim financial statements in our Form 10-Q reports and Sarbanes-Oxley Section 404 work. Audit-related fees are for services rendered to us in connection with the audit of our 401(k) plan and due diligence activities.
     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by our independent auditor. The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.
The Board of Directors recommends a vote FOR the ratification of the appointment of Pricewaterhouse-Coopers LLP.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2007 such reporting persons complied with the filing requirements of said Section 16(a).

Delivery of Documents to Stockholders Sharing an Address
     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, if stockholders of record have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding and who is not receiving proxy materials via the Internet will continue to receive a separate proxy card. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call our Investor Relations Department at 845-695-2642 or write to Investor Relations Department, Mediacom Communications Corporation,, 100 Crystal Run Road, Middletown, NY 10941. They may also send an email to our Investor Relations Department at mcinvrelations@mediacomcc.com. See also http://www.mediacomcc.com and follow the “About Us” link to the Investor Relations tab. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.
Other Matters
     The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote each proxy in accordance with his judgment on such matters.
2009 Stockholder Proposals
     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2008 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal executive offices not later than January 12, 2009.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE FOR AGAINST ABSTAIN 1. Election of Directors 2. To ratify the selection of PricewaterhouseCoopers The nominees for the Board of Directors are: LLP as our in dependent auditors for the fiscal year ending December 31, 2008. FOR WITHHELD All Nominees From All Nominees 01 Rocco B. Commisso 02 Craig S. Mitchell 03 William S. Morris III 04 Thomas V. Reifenheiser 05 Natale S. Ricciardi 06 Mark E. Stephan 07 Robert L. Winikoff 3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Yes, I plan to attend the 2008 Annual Stockholders Meeting (To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) in the space provided below.) Dated: , 2008 Signature Signature if held jointly Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. FOLD AND DETACH HERE Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

MEDIACOM COMMUNICATIONS CORPORATION 2008 ANNUAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Rocco B. Commisso and Mark E. Stephan as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of Class A common stock and Class B common stock of Mediacom Communications Corporation held of record by the undersigned at the 2008 Annual Meeting of Stockholders, to be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 2:00 p.m. local time, on June 17, 2008, or any adjournment or postponement thereof. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side. (Continued and to be Completed on Reverse Side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE